Exhibit 99.1

PRESS RELEASE

Contact:
Com21 Corporate Headquarters

Com21 US PR Agency

Judy Yoakum, Investor Relations	Scot Howard, Blueline PR
408.953.9218	408.910.9195
judy@com21.com	showard@bluelinepr.com

FOR IMMEDIATE RELEASE:

Com21 Announces First Quarter 2003 Financial Results

MILPITAS, CA (April 22, 2003) — Com21, Inc. (OTCBB: CMTO) today reported financial results for the three-month period ended March 31, 2003.

Revenues for the first quarter of 2003 were $3.4 million, a decrease of 44% from $6.1 million recorded in the fourth quarter of 2002.  Pro forma gross margins were 24% as compared to 19% in the fourth quarter of 2002.  Pro forma operating expenses decreased to $5.8 million for the first quarter of 2003.  The Company reported a pro forma net loss for the first quarter of 2003 of $4.9 million, or $0.17 per share, compared to a pro forma net loss of $5.3 million, or $0.19 per share, reported in the fourth quarter of 2002.

The first quarter of 2003 pro forma results were not prepared in accordance with generally accepted accounting principles (GAAP) and exclude charges related to the write-off of inventory of discontinued products, restructuring charges, and interest expense associated with debt owed to former contract manufacturers.  The Company’s management believes that investors’ understanding of the financial performance of the Company is enhanced by disclosure of the pro forma results which are intended to assist an investor to understand the Company’s results of operations.  Including these expenses in accordance with GAAP, the loss for the first quarter of 2003 was $5.8 million, or a loss of $0.20 per share.  The loss for the fourth quarter of 2002, determined by including these expenses in accordance with

GAAP, was $7.8 million or a loss $0.27 per share.   The accompanying tables to this press release include both GAAP and pro forma profit and loss statements.

Total cable modem shipments decreased 53% during the first quarter of 2003 to 35,000 units from 75,000 units during the fourth quarter of 2002.  DOCSIS modem shipments declined to 23,000 units, a decrease of 63% from the fourth quarter of 2002.  The 12,000 ATM units shipped in the first quarter of 2003 are consistent with the prior quarter.  ATM headend shipments in the first quarter of 2003 totaled 30 units, a 58% increase over the fourth quarter of 2002.

Com21 booked revenue on 20 DOXcontroller 1000XB CMTS units shipped during the first quarter of 2003, a sequential increase of 33% over the 15 DOXcontroller units shipped for revenue during the fourth quarter of 2002.  An additional 36 CMTS units were shipped in the first quarter to one customer and, while the majority of these units have been deployed in their network, the revenue for these units was deferred due to a contractual requirement for delivery of additional software.  The Company anticipates shipping this software and recognizing the revenue associated with these CMTS units in the second quarter of 2003.

Additional details will be discussed during Com21’s first quarter earnings conference call which will be held today.  Access details for the conference call are as follows:

Date:	Tuesday, April 22, 2003
Time:	5:00 p.m. EDT, 4:00 p.m. CDT, 3:00 p.m. MDT, 2:00 p.m. PDT
Dial-in Numbers:	(719 457- 2637- International)
(800) 946-0705 - Toll Free
Simultaneous Webcast:	http://www.com21.com

Replay numbers for the event will be 888-203-1112 (Toll Free) and 719-457-0820 (International), with a conference code of 402734.  The dial-in replay will be available through April 30th.  The replay will remain available on the Investor Relations page of the Com21 Web site at www.com21.com.

About Com21, Inc.

Com21, Inc. (www.com21.com) is a leading global supplier of system solutions for the broadband access market.  The Company’s DOCSIS, EuroDOCSIS, and ATM -based products enable cable operators and service providers to deliver high-speed, cost-effective Internet, telephony, and video applications to corporate telecommuters, small businesses, home offices, and residential users. To date, Com21 has shipped over two million cable modems and over 2,000 headend controllers worldwide.

Com21 is an ISO 9001 registered company.  The Company’s corporate headquarters is located in Milpitas, California, USA, with its research and development facility in Cork, Ireland.  In addition, Com21 maintains sales and support offices in the United States, Europe, Asia, and Latin America.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section21E of the Securities Exchange Act of 1934, as amended, including statements regarding Com21’s expectations, beliefs, intentions or strategies concerning the future.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, Com21’s ability to continue as a going concern due to current negative cash flows and cumulative operating losses, a further slowing in national or international economic growth resulting in a further reduction in the overall level of demand for our products, a decrease in the liquidity of our customers that may impact their ability to pay amounts due to us, price erosion due to pricing pressure from competitors, interruption in the supply of one or more components to our products or other manufacturing disruptions and our ability to raise additional capital.  For more information concerning these risks and other possible risks, please refer to Com21’s most recent report on Form 10-K, Form 10-Q, and the other reports filed by Com21 from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this release are based on information available to Com21 as of the date hereof, and Com21 assumes no obligation to update any such forward-looking statements.

Com21® is a registered trademark of Com21, Inc., Milpitas, California, U.S.A. All other trademarks are the property of their respective owners.

# # #

COM21, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Net Revenues	$3,448	$24,200

Cost of revenues:
Cost of product revenues	2,612	20,935
Cost of change in contract manufacturers	—	8,429
Write off of discontinued product inventory	714	807
Total cost of revenues	3,326	30,171

Gross profit (loss)	122	(5,971)

Operating expenses:
Research and development	2,753	3,448
Sales and marketing	1,460	2,252
General and administrative	1,608	2,191
Restructuring charges	8	2,550
Total operating expenses	5,829	10,441

Loss from operations	(5,707)	(16,412)

Other expense:
Other expense, net	(148)	(135)
Impairment loss on investment	—	(1,000)
Total other expense, net	(148)	(1,135)

Loss before income taxes	(5,855)	(17,547)

Income taxes	(87)	22

Net loss	$(5,768)	$(17,569)

Net loss per share, basic and diluted	$(0.20)	$(0.62)

Shares used in computation, basic and diluted	28,394	28,178

COM21, INC

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS*

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Net Revenues	$3,448	$24,200
Cost of product revenues	2,612	20,935
Gross profit	836	3,265

Operating expenses:
Research and development	2,753	3,448
Sales and marketing	1,460	2,252
General and administrative	1,608	2,191
Total operating expenses	5,821	7,891

Loss from operations	(4,985)	(4,626)

Other income (expense), net	25	(135)
Loss before income taxes	(4,960)	(4,761)

Income taxes	(87)	22

Net loss	$(4,873)	$(4,783)

Net loss per share, basic and diluted	$(0.17)	$(0.17)

Shares used in computation, basic and diluted	28,394	28,178

* Pro Forma results exclude write off of discontinued product inventory of $714,000, restructuring charges of $8,000  and interest expense related to notes payable of $172,000 owed to former contract manufacturers.

COM21, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$3,659	$4,423
Restricted cash	431	409
Short-term investments	—	86
Accounts receivable	2,442	3,697
Other receivable	489	468
Inventories	6,239	8,274
Prepaid expenses and other	585	776
Total current assets	13,845	18,133
Long-term investments	1,000	1,000
Property and equipment, net	3,265	4,260
Other assets	195	166
Total Assets	$18,305	$23,559

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$6,326	$6,562
Accrued compensation and related benefits	1,054	766
Accrued restructuring charges	5,586	5,238
Other current liabilities	3,110	2,377
Current portion of capital lease and debt obligations	11,652	11,665
Total current liabilities	27,728	26,608
Deferred rent	149	171
Accrued restructuring charges	2,658	3,157
Capital lease and debt obligations	—	36
Total liabilities	30,535	29,972

Stockholders’ deficiency	(12,230)	(6,413)

Total Liabilities and Stockholders’ Deficiency	$18,305	$23,559